Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-211250) of Johnson & Johnson of our report dated June 24, 2019 relating to the financial statements and supplemental schedules of Johnson & Johnson Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
June 24, 2019